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                                                                  Exhibit No. 21


                      SUBSIDIARIES OF MARKET FACTS, INC.



                                            State of
Name                                      Incorporation
----                                      -------------

Market Facts - New York, Inc.             New York

Market Facts of Canada, Ltd.              Ontario, Canada

BAIGlobal, Inc.                           New York

Strategy Research Corporation             Florida